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EXHIBIT 99.4

CONSENT OF BEAR, STEARNS & CO. INC.

        We hereby consent to (i) the inclusion of our opinion letters, dated February 17, 2003 and May 27, 2003, to the Board of Directors of Allen Telecom Inc. ("Allen") as Annexes C and D, respectively, to the Joint Proxy Statement/Prospectus of Andrew Corporation ("Andrew") and Allen relating to the merger involving Andrew and Allen and (ii) all references to Bear, Stearns & Co. Inc. in the section captioned "Opinions of Allen Financial Advisor" of the Joint Proxy Statement/Prospectus of Andrew and Allen which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

BEAR, STEARNS & CO. INC.

	By:	/s/ EDWARD M. RIMLAND
New York, New York June 2, 2003

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CONSENT OF BEAR, STEARNS & CO. INC.